Exhibit 99.1

Duluth Holdings Inc. Announces  Second Quarter Fiscal 2019 Financial Results

MOUNT HOREB, Wis., Sep.  12, 2019 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal second quarter ended August 4, 2019.

Highlights for the Second Quarter Ended August 4, 2019

•	Net sales increased 10.2% to $122.0 million compared to $110.7 million in the prior-year second quarter
•	Gross margin decreased 310 basis points to 53.1% compared to 56.2% in the prior-year second quarter
•	Operating income of $3.7 million compared to operating income of $9.9 million in the prior-year second quarter
•	Net income of $1.9 million, or $0.06 per diluted share, compared to net income of $6.4 million, or $0.20 per diluted share, in the prior-year second quarter
•	Adjusted EBITDA[1] of $9.6 million compared to $13.1 million in the prior-year second quarter
•	The Company opened four retail stores in Rogers, AR; Danbury, CT; Madison, AL; and Kennesaw, GA; totaling approximately 61,000 gross square feet
•	38th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“Since reassuming the role of CEO following the resignation of Stephanie L. Pugliese on August 29th, I have had the complete support of our talented and dedicated leadership team, and together, we have achieved a quick and smooth transition without disruption to our business,” said Stephen L. Schlecht, Founder and Chief Executive Officer of Duluth Trading. “We know that our performance in the first half of this fiscal year fell below our expectations, and that now all our attention and resources must be completely focused on delivering a successful fourth quarter, which accounts for the lion’s share of our sales and profitability for the entire year.”

Schlecht added, “I also want to recognize that we have had some growing pains over the past year and a half.  In response, we plan to slow down the pace of our retail expansion in 2020 and direct our focus to improving asset productivity and thus our operating margin rate. We have made a number of improvements in our business that are expected to bear fruit in 2020, and we have a strong team in place focused on the long-term success of our Company.”

Operating Results for the Second Quarter Ended August 4, 2019

Net sales increased 10.2%, to $122.0 million, compared to $110.7 million in the same period a year ago. Net sales were driven by a 23.8% growth in retail net sales,  with increases in both our men’s and women’s businesses, offset by a 0.9% decline in direct net sales. The increase in retail net sales was driven by new stores with 55 stores in the second quarter of 2019 as compared to 39 stores in the same period a year ago, partially offset by existing stores.

Gross profit increased 4.1%, to $64.8 million, or 53.1% of net sales, compared to $62.2 million, or 56.2% of net sales, in the corresponding prior-year period. The 310 basis point decrease in gross margin rate was primarily attributable to a decrease in product margins due to additional global promotions, coupled with recent clearance activity.

Selling, general and administrative expenses increased 16.7% to $61.1 million, compared to $52.3 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 280 basis points to 50.1%, compared to 47.3% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 90 basis points to 13.4%, compared to 14.3% in the corresponding prior-year period,  primarily due to advertising leverage gained from a higher mix of retail sales. As a percentage of net sales, selling expenses decreased 30 basis points to 14.4%, compared to 14.7% in the corresponding prior-year period, primarily due to a decrease in shipping expenses due to improved shipping rates, partially offset by an increase in store labor. As a percentage of net sales, general and administrative expenses increased 400 basis points to 22.3%, compared to 18.3% in the corresponding prior-year period, primarily due to an increase in occupancy and equipment cost due to growth in the number of retail stores, an increase in depreciation expense due to investments in technology and corporate facilities, and an increase in personnel cost due to an increase in headcount to support the growth of the business.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of $3.5 million, net working capital of $66.1 million, and $45.0 million outstanding on its $130.0 million revolving line of credit.

Updated Fiscal 2019 Outlook

The Company updated its fiscal 2019 outlook as follows:

•	Net sales in the range of $610.0 million to $620.0 million
•	Adjusted EBITDA[1] in the range of $51.0 million to $55.0 million
•	EPS in the range of $0.60 to $0.66 per diluted share
•	Capital expenditures of $38.0 million to $42.0 million[2]
•	15 new store openings, adding approximately 215,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2019 capital expenditures primarily include the opening of 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2019 stores opened and signed new store leases and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Friendswood, TX	Opened March 7, 2019	16,026
Katy, TX	Opened March 8, 2019	16,000
Wichita, KS	Opened March 21, 2019	15,385
Spokane Valley, WA	Opened April 11, 2019	15,656
Jacksonville, FL	Opened May 2, 2019	14,557
Rogers, AR	Opened May 16, 2019	15,656
Danbury, CT	Opened May 23, 2019	9,792
Madison, AL	Opened June 6, 2019	15,656
Kennesaw, GA	Opened June 28, 2019	19,620
Round Rock, TX	Opened September 5, 2019	15,536
Hoover, AL	Q3 Fiscal 2019	15,656
Sandy, UT	Q3 Fiscal 2019	15,602
Bloomington, MN	Q4 Fiscal 2019	1,663
Franklin, TN	Q4 Fiscal 2019	11,940
Knoxville, TN	Q4 Fiscal 2019	15,385
Richmond, VA	Q1 Fiscal 2020	16,828

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday,  September 12, 2019 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through September 19, 2019: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10134140
•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit http://dpregister.com/10134140 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended August 4, 2019, versus the three and six months ended July 29, 2018.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 2, 2020.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Updated Fiscal 2019 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on April 19, 2019, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC.  These risks and uncertainties include, but are not limited to, the following: our ability to maintain and enhance a strong brand image; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; generating adequate cash from our existing stores to support our growth; the inability to maintain the performance of a maturing store portfolio; the impact of changes in corporate tax regulations; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; our ability to attract and retain customers in the various retail venues and locations in which our stores are located; competing effectively in an environment of intense competition; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Margaret Boyce (310) 622-8247

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	August 4, 2019	February 3, 2019

ASSETS
Current Assets:
Cash	$3,468	$731
Accounts receivable	372	28
Other receivables	5,992	4,611
Inventory, net	114,849	97,685
Prepaid expenses & other current assets	12,225	12,640
Prepaid catalog costs	568	2,503
Total current assets	137,474	118,198
Property and equipment, net	136,427	167,109
Operating lease right-of-use assets	115,053	—
Finance lease right-of-use assets	32,872	—
Restricted cash	2,688	2,354
Available-for-sale security	6,239	6,295
Goodwill	402	402
Other intangible asset, net	292	306
Other assets, net	2,648	641
Total assets	$434,095	$295,305
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$36,255	$25,363
Accrued expenses and other current liabilities	23,693	26,530
Income taxes payable	—	218
Current portion of operating lease liabilities	9,825	—
Current portion of finance lease liabilities	1,072	—
Current maturities of long-term debt	525	500
Total current liabilities	71,370	52,611
Long-term line of credit	45,000	16,542
Finance lease obligations under build-to-suit leases	—	23,034
Operating lease liabilities, less current maturities	101,173	—
Finance lease liabilities, less current maturities	26,208	—
Deferred rent obligations, less current maturities	—	5,003
Deferred tax liabilities	9,028	9,722
Long-term debt, less current maturities	28,016	28,283
Total liabilities	280,795	135,195
Commitments and contingencies
Shareholders' equity:
Treasury stock	(405)	(92)
Capital stock	91,075	89,849
Retained earnings	63,032	70,592
Total shareholders' equity of Duluth Holdings Inc.	153,702	160,349
Noncontrolling interest	(402)	(239)
Total shareholders' equity	153,300	160,110
Total liabilities and shareholders' equity	$434,095	$295,305

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net sales	$121,963	$110,653	$236,207	$210,860
Cost of goods sold (excluding depreciation and amortization)	57,159	48,413	110,485	92,680
Gross profit	64,804	62,240	125,722	118,180
Selling, general and administrative expenses	61,069	52,344	132,091	108,541
Operating income (loss)	3,735	9,896	(6,369)	9,639
Interest expense	1,203	1,234	1,631	2,055
Other (loss) income, net	(8)	2	196	165
Income (loss) before income taxes	2,524	8,664	(7,804)	7,749
Income tax expense (benefit)	678	2,212	(2,005)	1,980
Net income (loss)	1,846	6,452	(5,799)	5,769
Less: Net (loss) income attributable to noncontrolling interest	(90)	75	(163)	83
Net income (loss) attributable to controlling interest	$1,936	$6,377	$(5,636)	$5,686
Basic earnings (loss) per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,288	32,065	32,253	32,056
Net income (loss) per share attributable to controlling interest	$0.06	$0.20	$(0.17)	$0.18
Diluted earnings (loss) per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,399	32,414	32,253	32,439
Net income (loss) per share attributable to controlling interest	$0.06	$0.20	$(0.17)	$0.18

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended

	August 4, 2019	July 29, 2018
Cash flows from operating activities:
Net (loss) income	$(5,799)	$5,769
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,405	5,069
Stock based compensation	1,029	858
Deferred income taxes	(694)	(323)
Changes in operating assets and liabilities:
Accounts receivable	(344)	6
Other receivables	(1,381)	(63)
Inventory	(17,164)	(12,130)
Prepaid expense & other current assets	1,508	(2,265)
Deferred catalog costs	1,935	(1,483)
Trade accounts payable	10,766	818
Income taxes payable	(218)	(5,544)
Accrued expenses and deferred rent obligations	(7,088)	(3,297)
Net cash used in operating activities	(8,045)	(12,585)
Cash flows from investing activities:
Purchases of property and equipment	(13,773)	(26,798)
Capital contributions towards build-to-suit stores	(3,013)	—
Principal receipts from available-for-sale security	56	—
Change in other assets	17	(527)
Net cash used in investing activities	(16,713)	(27,325)
Cash flows from financing activities:
Proceeds from line of credit	104,871	57,093
Payments on line of credit	(76,413)	(22,093)
Payments on long term debt	(240)	(39)
Payments on finance lease obligations	(273)	(2)
Change in bank overdrafts	—	481
Proceeds from finance lease obligations	—	941
Shares withheld for tax payments on vested restricted shares	(313)	(35)
Other	197	58
Net cash provided by financing activities	27,829	36,404
Increase (decrease) in cash and restricted cash	3,071	(3,506)
Cash and restricted cash at beginning of period	3,085	7,083
Cash and restricted cash at end of period	$6,156	$3,577
Supplemental disclosure of cash flow information:
Interest paid	$1,712	$1,925
Income taxes paid	$562	$7,852
Supplemental disclosure of non-cash information:
Property and equipment acquired under build-to-suit leases	$—	$12,907
Unpaid liability to acquire property and equipment	$509	$2,452

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended

	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net income (loss)	$1,846	$6,452	$(5,799)	$5,769
Depreciation and amortization	5,013	2,760	9,405	5,069
Interest expense	1,203	1,234	1,631	2,055
Amortization of build-to-suit leases capital contribution	265	—	479	—
Income tax expense (benefit)	678	2,212	(2,005)	1,980
EBITDA	$9,005	$12,658	$3,711	$14,873
Stock based compensation	555	449	1,029	858
Adjusted EBITDA	$9,560	$13,107	$4,740	$15,731

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net sales
Direct	$60,267	$60,833	$125,968	$127,045
Retail	61,696	49,820	110,239	83,815
Total net sales	$121,963	$110,653	$236,207	$210,860
Operating income (loss)
Direct	$(4,146)	$1,123	$(16,825)	$(1,005)
Retail	7,881	8,773	10,456	10,644
Total operating income (loss)	3,735	9,896	(6,369)	9,639
Interest expense	1,203	1,234	1,631	2,055
Other (loss) income, net	(8)	2	196	165
Income (loss) before income taxes	$2,524	$8,664	$(7,804)	$7,749

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	August 4, 2019	July 29, 2018	August 4, 2019	July 29, 2018
Net sales
Men's	$80,090	$75,434	$155,890	$143,354
Women's	35,742	29,625	67,915	56,785
Hard goods/other	6,131	5,594	12,402	10,721
Total net sales	$121,963	$110,653	$236,207	$210,860

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 2, 2020

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$19,500	$21,500
Depreciation and amortization	18,700	19,700
Interest expense	4,100	3,900
Amortization of build-to-suit leases capital contribution	1,000	1,300
Income tax expense	7,000	7,700
EBITDA	$50,300	$54,100
Stock based compensation	700	900
Adjusted EBITDA	$51,000	$55,000